EXHIBIT 99.2

CITIBANK CREDIT CARD MASTER TRUST I

DESIGNATION OF APPLICABLE MARGIN FOR SERIES 2009

February 6, 2015

Reference is hereby made to the Citibank Credit Card Master Trust I Series 2009 Credit Card Participation Certificate and the related Series 2009 Supplement dated as of May 1, 2009 as amended and restated as of August 9, 2011 and as further amended as of July 10, 2012 (as so amended and restated, the “Series 2009 Supplement”), to the Amended and Restated Pooling and Servicing Agreement dated as of October 5, 2001, as amended and restated as of October 5, 2001 and as further amended and restated as of August 9, 2011 (as so amended and restated, the “Pooling and Servicing Agreement”), each among Citibank, N.A., as Seller and Servicer, and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement or the Series 2009 Supplement, as applicable.

In accordance with the definition of “Applicable Margin” in the Series 2009 Supplement, the Seller and the Series 2009 Certificateholder hereby notify the Trustee that the “Applicable Margin” for the Interest Period beginning on the February 2015 Distribution Date and for each Interest Period thereafter shall be rate listed on the attached Appendix A unless and until the Seller and the Series 2009 Certificateholder designate a different “Applicable Margin” by notice to the Trustee.

CITIBANK, N.A.,
as Seller and sole Series 2009 Certificateholder

By:	/s/ Douglas C. Morrison
Douglas C. Morrison
Vice President

Appendix A

To Designation of Applicable Margin for Series 2009 Notice

The “Applicable Margin” for the Interest Period beginning on the February 2015 Distribution Date and for each Interest Period thereafter shall be 3.00%.

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